Exhibit 99.3

Popeyes Employee FAQ

1.	What was announced today?

•	The Popeyes board of directors has approved the acquisition of Popeyes Louisiana Kitchen by Restaurant Brands International Inc., one of the world’s largest quick service restaurant companies.

2.	Who is RBI?

•	As a leading quick service restaurant company, RBI operates over 20,000 restaurants in 100 countries.

•	RBI owns two of the world’s most prominent and iconic brands, BURGER KING® and TIM HORTONS®, which operate as independent brands.

•	RBI is committed to growing its brands by leveraging their respective core values, employees, franchisee relationships and long track records of community support.

3.	Why is Popeyes combining with RBI?

•	RBI has a successful track record of managing large QSR brands, and Popeyes will benefit from the shared best practices of a partner like RBI.

•	Popeyes will benefit from RBI’s global scale, which will lead to increased growth opportunities in the U.S. and internationally.

•	RBI is excited about the opportunity to work together to create a stronger global platform, while simultaneously preserving our proud Louisiana heritage.

4.	What does this transaction mean for Popeyes employees?

•	RBI recognizes that the exceptional company we have built is largely due to the efforts of our talented and passionate team and our strong relationships with our franchisees.

•	As has been the case for Burger King and Tim Hortons employees in the past, RBI expects that this combined company will offer Popeyes employees significant career opportunities across all three brands.

•	Until the transaction is complete, however, Popeyes and RBI will continue to operate as independent companies and it remains business as usual.

5.	What are the plans to integrate our two companies? How will Popeyes fit into the existing structure of RBI? Who will lead the integration efforts?

•	Upon completion of the transaction, RBI will retain the Popeyes name and intends to operate Popeyes as a separately managed brand in the U.S.

•	We will continue to communicate new information to you throughout the process leading up to the completion of the transaction and beyond.

6.	Will this announcement have an immediate impact on day-to-day operations at Popeyes?

•	Until the transaction is complete, Popeyes and RBI will continue to operate as independent companies and it remains business as usual.

•	You should continue to focus on your day-to-day responsibilities, providing our customers and franchise owners with the excellent service and support they have come to expect from us.

7.	Will this transaction create new career opportunities for employees?

•	As we just announced this, there are many decisions left to be made.

•	As has been the case for Burger King and Tim Hortons employees in the past, RBI expects that this combined company will offer Popeyes employees significant career opportunities across all three brands.

•	We will continue to communicate new information to you throughout the process leading up to the completion of the transaction and beyond.

8.	How does the culture of the two companies compare?

•	Both organizations have talented and passionate employees who are committed to supporting our franchisees and delivering excellence across our restaurants.

•	Popeyes will benefit from the shared best practices of a partner like RBI.

9.	What will happen to the Popeyes name and brand?

•	Upon completion of the transaction, RBI will retain the Popeyes name and intends to operate Popeyes as a separately managed brand in the U.S.

10.	Will there be any changes to our Roadmap?

•	RBI has a successful track record of managing large QSR brands, and Popeyes will benefit from the shared best practices of a partner like RBI.

11.	Are any layoffs planned as a result of the transaction? Will I get severance if my job is impacted?

•	It is premature to speculate on this topic. However, RBI recognizes that the exceptional company we have built is largely due to the efforts of our talented and passionate team and our strong relationships with our franchisees.

•	As has been the case for Burger King and Tim Hortons employees in the past, RBI expects that this combined company will offer Popeyes employees significant career opportunities across all three brands.

•	We will continue to communicate new information to you throughout the process leading up to close and beyond.

12.	Will our existing leadership team remain in place?

•	Until the transaction is complete, Popeyes and RBI will continue to operate as independent companies and it remains business as usual.

•	Upon completion of the transaction, RBI will retain the Popeyes name and intends to operate Popeyes as a separately managed brand in the U.S.

13.	What happens to Popeyes’ headquarters as a result of the transaction? What about other facilities and operations?

•	Until the transaction is complete, Popeyes and RBI will continue to operate as independent companies and it remains business as usual.

•	Upon completion of the transaction, RBI will retain the Popeyes name and intends to operate Popeyes as a separately managed brand in the U.S.

14.	What does this mean for our franchisees?

•	RBI recognizes that the exceptional brand we have built is largely due to the strong relationships with our franchisees.

•	Until the transaction is complete, Popeyes and RBI will continue to operate as independent companies and it remains business as usual.

15.	Can we enter into new agreements (e.g., with suppliers and vendors) between now and the close of the transaction?

•	Until the transaction is complete, Popeyes continues to operate as an independent company. You should follow normal approval processes when evaluating and negotiating agreements with suppliers and vendors.

16.	How will this transaction affect compensation and benefits?

•	Until the transaction is complete, Popeyes and RBI will continue to operate as independent companies and it remains business as usual. As such, compensation and benefits will continue in the ordinary course.

•	Any details with respect to future compensation and benefits will be determined and communicated to employees as they are finalized.

•	Your short-term incentive will be paid on March 3 as planned.

17.	What happens to the Popeyes stock or options that I own? Can we trade Popeyes shares?

•	Employees who own Popeyes stock will be able to tender their shares.

18.	What happens to my 401(k)?

•	Until the transaction closes, Popeyes continues to be an independent company, and our current 401(k) program will continue to operate per its current policy and requirements.

•	Any details with respect to RBI’s 401(k) plan will be communicated to employees as they are finalized.

19.	What are the next steps? When will the transaction be completed?

•	The transaction, which is expected to close by early April 2017, is subject to customary closing conditions, including receipt of certain regulatory approvals and receipt of a majority of Popeyes shares on a fully diluted basis in a tender offer to Popeyes’ shareholders.

•	Following the successful completion of the tender offer, RBI will acquire all remaining shares not tendered in the tender offer through a second-step merger at the same price.

20.	What do I do if I’m contacted by a member of the media about the transaction?

•	Consistent with our policy, if you receive any calls to the media, please forward them to Renee Kopkowski at 404-459-4630 or renee.kopkowski@popeyes.com, who will respond on the Company’s behalf.

•	Also, consistent with company policy, please do not comment about the transaction on social media.

21.	How can I learn more about RBI?

•	RBI’s website, www.RBI.com, has information about the company and its brands, teams and more.

22.	Who do I contact with questions? Where can I go for more information?

•	We will make every effort to ensure that employees are informed about developments as they occur throughout the process leading up to close and beyond.

Additional Information about the Proposed Transaction and Where to Find It

The proposed transaction described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any of the securities of Popeyes Louisiana Kitchen, Inc.’s (the “Company”). The solicitation and the offer to buy the shares of Company common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Restaurant Brands International Inc. intends to file with the U.S. Securities and Exchange Commission (the “SEC”). In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the proposed transaction. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the proposed transaction free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investor Relations” section of the Company’s website at http://investor.popeyes.com/. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/ RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTION THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE PROPOSED TRANSACTION.